                              CRI LIQUIDATING REIT, INC.
                                   The CRI Building
                                 11200 Rockville Pike
                              Rockville, Maryland 20852






          Dear Shareholder:

               You are cordially invited to attend the Annual Meeting of Shareholders of CRI Liquidating REIT, Inc. to be held on May 3, 1994. The formal Notice of the meeting and a Proxy Statement describing the purposes of the meeting are enclosed. Please give them your prompt and careful attention.

               Please read the Proxy Statement and complete, sign and return your proxy in the enclosed envelope promptly. No postage is necessary if mailed in the United States.

               Thank you for your cooperation and prompt reply.



                                        Sincerely,



                                        WILLIAM B. DOCKSER
                                        Chairman of the Board

                              CRI LIQUIDATING REIT, INC.
                                 ------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 -------------------


               The Annual Meeting of Shareholders of CRI Liquidating REIT, Inc. (the "Corporation") will be held on Tuesday, May 3, 1994, at 10:00 a.m. at the Holiday Inn Crowne Plaza, 1750 Rockville Pike, Rockville, Maryland for the following purposes:

               1. To elect one Class II director as set forth in the accompanying Proxy Statement to hold office until his successor is elected and qualified; and

               2. To transact such other business as may properly come before the meeting.

               The Board of Directors has fixed the close of business on March 4, 1994 as the record date for shares entitled to vote at the meeting.

               A Proxy Statement, a proxy and the Annual Report of the Corporation are enclosed with this Notice.

               You are requested, if you cannot be present at the meeting, to complete, sign and return the proxy in the enclosed business reply envelope promptly.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        H. WILLIAM WILLOUGHBY
                                        Secretary
          March 15, 1994












          IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                              CRI LIQUIDATING REIT, INC.
                                   The CRI Building
                                 11200 Rockville Pike
                              Rockville, Maryland 20852

                                ---------------------

                                   PROXY STATEMENT
                                   ---------------


               This Proxy Statement is furnished by the Board of Directors (the Board ) in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders on May 3, 1994, and at any and all adjournments thereof (the Meeting ). Mailing of this Proxy Statement will commence on or about March 15, 1994. The Corporation's Annual Report to Shareholders (including audited financial statements) for the fiscal year ended December 31, 1993 and a form of proxy for use at the Meeting are enclosed.

               If the proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with the instructions noted thereon. If no direction is indicated, such shares will be voted: (1) FOR the nominated director; and
          (2) for or against such other matters as may properly come before the Meeting in the discretion of the proxy holders. The Corporation's management knows of no matter to be brought before the Meeting which is not referred to in the Notice of Meeting and this Proxy Statement. If, however, any other matter comes before the Meeting, the proxy will be voted in accordance with the judgment of the person or persons voting such proxy, unless the proxy contains instructions to the contrary. Any shareholder executing a proxy has the power to revoke it at any time before it is voted by submitting a duly executed proxy bearing a later date, or by attending the Meeting and orally withdrawing the proxy.

               The voting securities of the Corporation consist of shares of common stock, $.01 par value per share, of which 30,422,711 shares ( Common Shares ) were issued and outstanding at the close of business on the record date for the Meeting, March 4, 1994. Shareholders of record at the close of business on March 4, 1994 will be entitled to vote at the Meeting. Each Common Share is entitled to one vote. Shareholders do not have cumulative voting rights.

                                ELECTION OF DIRECTORS

               Members of the Corporation's Board serve staggered three-year terms. One Class II director is to be elected at the Meeting, to serve until the 1997 Annual Meeting of Shareholders or until his successor has been duly elected and qualified. Unless authority to vote for the nominee is withheld, it is intended that Common Shares represented by proxies in the form accompanying this Proxy Statement will be voted for the election of the nominee listed below, who is currently a Class II director of the Corporation. In case the nominee becomes unable or unwilling to stand for election as a director for any reason not currently known or contemplated, the Common Shares represented by such proxies will be voted by the proxy holders for such other person as may be designated by the Board. CRIIMI MAE Inc. ("CRIIMI MAE"), which owns 56.5% of the Common Shares, is the beneficial owner of a majority of the outstanding Common Shares and intends to vote in favor of the nominee, thus assuring his election.

          4
                                          Person Nominated for Election as Director

    Class II Director
    -----------------

          Name                           Principal Occupation                        Age
    -----------------             -------------------------------------              ---

    Robert F. Tardio*             Director of the Corporation and of                 64
                                  CRIIMI MAE since 1989;  Chairman of
                                  the Tardio Corporation since 1986;
                                  Chairman of the Board and Chief Executive
                                  Officer of Sovran Bank/Maryland from April
                                  1986 to June 1986; Chairman of the Board
                                  and Chief Executive Officer of Suburban
                                  Bancorp and Suburban Bank, Bethesda, MD,
                                  from 1979 to 1986; Independent Financial
                                  Consultant from 1986 to present; Director
                                  of Bell Atlantic/ Maryland, Washington
                                  Mutual Investors Fund (Advisory Board),
                                  Artery Organization, AW Industries and
                                  Vice Chairman of the Washington Metropolitan
                                  Airports Authority.
    ----------------------
    *Unaffiliated Director


         The remainder of the Board constitutes the Class I and Class III directors, none of whom will stand for election at the Meeting, as their terms will expire in 1996 and 1995, respectively.

                                               Directors Continuing in Office

    Class I Directors
    -----------------
                                                                                                     Year
                                                                                                     Term
          Name                               Principal Occupation                    Age            Expires
    -----------------             ------------------------------------------         ---            -------
    H. William Willoughby         Director and Secretary of the Corporation          47             1996
                                  and of CRIIMI MAE since 1989; President of
                                  the Corporation and of CRIIMI MAE since
                                  1990; Director and shareholder of CRI, Inc.
                                  ("CRI") since 1974; Secretary of CRI from
                                  1974 to 1990 and President of CRI since 1990.

    Garrett G. Carlson, Sr.*      Director of the Corporation and of CRIIMI MAE      57             1994
                                  since 1989; Chairman of the Board of SCA
                                  Realty, Inc. since 1985; President of Can-
                                  American Realty Corp. and Canadian Financial
                                  Corp. since 1979 and 1974, respectively; Vice
                                  Chairman of Shelter Development Corporation
                                  Ltd. since 1983; President of Garrett Real
                                  Estate Development since 1982; and Director
                                  of Shelter Corporation of Canada Limited.
    ----------------------
    *Unaffiliated Director


          6
    Class III Directors
    -------------------
                                                                                                     Year
                                                                                                     Term
          Name                               Principal Occupation                    Age            Expires
    -----------------             ------------------------------------------         ---            -------
    William B. Dockser            Chairman of the Board of the Corporation           57             1995
                                  and of CRIIMI MAE since 1989; Chairman of
                                  the Board and shareholder of CRI since 1974.

    G. Richard Dunnells*          Director of the Corporation and of CRIIMI MAE      56             1995
                                  since 1991; Partner in the Washington, D.C.
                                  office and Director of the Florida law firm
                                  of Holland & Knight since January 1994;
                                  Chairman of the Washington, D.C. law firm of
                                  Dunnells & Duvall from 1989 to 1993; Senior
                                  Partner of such law firm from 1973 to 1993;
                                  Special Assistant to the Under-Secretary and
                                  Deputy Assistant Secretary for Housing and
                                  Urban Renewal and Housing Management with the
                                  U.S. Department of Housing and Urban
                                  Development from 1969 to 1973; President's
                                  Commission on Housing from 1981 to 1982.
    ----------------------
    *Unaffiliated Director

               Executive Officers. In addition to Messrs. Dockser and Willoughby, whose business experience is set forth above, Jay R. Cohen, 53, has served as Executive Vice President of the Corporation and of CRIIMI MAE since 1989 and as Treasurer of the Corporation and of CRIIMI MAE since 1990. Mr. Cohen has been
          Senior Vice President   Mortgages of CRI since 1983 and President
          of CRICO Mortgage Company, Inc., an affiliate of CRI, since 1985. Elizabeth O. Flanagan, 34, became Chief Financial Officer of the Corporation in 1994. She has served as Director of CRIIMI MAE Special Projects since 1990 and has been Vice President of CRI since 1987 and Controller for CRI Public Funds from 1987 to 1990. Executive officers of the Corporation are elected annually by the Board and serve at the Board's discretion.

               During 1993, the Board of Directors met once in person, five times by conference telephone and action was taken four times by unanimous written consent. All members of the Board attended more than 80% of the total number of meetings of the Board and Board committees on which they served. Pursuant to the Corporation's Bylaws, a majority of the Board shall at all times consist of directors who do not perform any services for the Corporation other than as a director and are not officers, directors, or employees of CRI ( Unaffiliated Directors ).

               The Board of Directors has an Audit Committee currently comprised of Mr. Carlson, Mr. Tardio and Mr. Dunnells. A majority of the Audit Committee is required to consist of Unaffiliated Directors. The functions performed by the Audit Committee are to recommend independent auditors to the Corporation; review the scope of the audit, audit fees, the audit report and the management letter with the Corporation's independent auditors; review the financial statements of the Corporation; review and approve non-audit services provided by the independent auditors; and consult with the independent auditors and management with regard to the adequacy of internal controls. The Audit Committee met two times in 1993.

                        BENEFICIAL OWNERSHIP OF COMMON SHARES

               The following table sets forth certain information regarding the beneficial ownership of Common Shares as of March 1, 1994 by each person known by the Corporation to own beneficially more than 5% of the outstanding Common Shares, as well as certain information concerning the ownership of Common Shares by directors or officers of the Corporation. Unless otherwise indicated, the voting and investment power for the Common Shares listed are held solely by the named holder.

                                                            Percentage of
                                                             Outstanding
          Name and Address                Shares            Common Shares
          --------------------------    ----------          -------------
          CRIIMI MAE Inc.               17,199,307              56.5%
          The CRI Building
          11200 Rockville Pike
          Rockville, Maryland  20852

          G. Richard Dunnells               730              Less than 1%


               To the best of the Corporation's knowledge, as of March 1, 1994, no other person owned more than 5% of the outstanding Common Shares, and no other officer or director of the Corporation owned any Common Shares.

               Based solely on its review of Forms 3 and 4 and amendments thereto furnished to the Corporation, and written representations from certain reporting persons that no Form 5s were required for those persons, the Corporation believes that all directors, officers and beneficial owners of more than 10% of the Common Shares have filed on a timely basis Forms 3,4 and 5 as required in the fiscal year ended December 31, 1993.

               In connection with the incurrence by CRIIMI MAE of certain indebtedness, CRIIMI MAE has pledged 13,124,000 of the Corporation's Common Shares owned by CRIIMI MAE (the "Pledged Shares") to Signet Bank and ASLK-CGER Bank, and to Chemical Bank as trustee for the holders of such indebtedness (the "Secured Parties"). Under the agreements relating to the foregoing indebtedness, the Secured Parties are entitled to direct the voting of the Pledged Shares on any fundamental change item (which excludes any election of directors or other "housekeeping" matter, but includes any matter which may adversely affect the rights of holders of Common Shares or their right to receive distributions thereon or the timing of such distributions). If CRIIMI MAE defaults on its obligations under such agreements, the Secured Parties may direct the vote of the Pledged Shares on all matters. Except as described above, the voting and investment powers for the Common Shares owned by CRIIMI MAE are held solely by CRIIMI MAE.

                                EXECUTIVE COMPENSATION

               None of the Corporation's executive officers received cash or any other form of compensation from the Corporation during the year ended December 31, 1993. See CERTAIN TRANSACTIONS.

               Below is a chart comparing the cumulative total shareholder return on Common Shares with the cumulative total shareholder return of (i) a broad equity market index and (ii) a published industry index or peer group. Although such a chart would normally be for a five-year period, the Common Shares have been publicly traded only since November 28, 1989 and, as a result, the following chart commences as of November 30, 1989. Such chart compares the cumulative total shareholder return of the Common Shares with the cumulative total shareholder return of the companies on (i) the S&P 500 index provided by Standard & Poor's Corporation and (ii) the NAREIT Mortgage Index provided by the National Association of Real Estate Investment Trusts. CRI Liquidating is a finite-life, self-liquidating REIT which intends to continue to liquidate its assets over time and to distribute the proceeds to its shareholders. Unlike CRI Liquidating, most of the REITs comprising the NAREIT Mortgage Index are not liquidating REITs. A substantial portion of CRI Liquidating's Annualized Total Return consists of return of capital. The chart assumes an initial investment of $100 on November 30, 1989, and the reinvestment of all dividends paid thereafter with respect to such $100 investment, in each of (i) the Common Shares, (ii) the stocks comprising the S&P 500 Index and (iii) the stocks comprising the NAREIT Mortgage Index. The Corporation will provide to any shareholder upon request the names of the companies whose stocks comprise the NAREIT Mortgage Index.

          9
                                November 1989     12/31/1989     12/31/1990     12/31/1991     12/31/1992    12/31/1993
                                -------------     ----------     ----------     ----------     ----------    ----------
    CRI Liquidating REIT
    Annual Equivalent                                4.84%         18.06%         25.64%         -2.80%        17.55%
    Indexed                          100            104.84         123.77         155.51         151.16        177.68

    S&P 500
    Annual Equivalent                                4.49%         -3.10%         30.47%          7.62%        10.08%
    Indexed                          100            104.49         101.25         132.10         142.17        156.50

    NAREIT Mortgage Index
    Annual Equivalent                               -1.40%        -18.37%         31.83%          1.92%        14.55%
    Indexed                          100             98.60          80.49         106.11         108.14        123.88

                               DIRECTORS' RENUMERATION

               Each Unaffiliated Director receives an aggregate fee of $10,000 per year for services as a director plus a fee of $500 (for telephonic meetings) and $1,000 (for in-person meetings) for each meeting in which they participate, including committee meetings held on days when the Board is not meeting. In addition, the Corporation reimburses directors and officers (including those affiliated with CRI) for travel and other expenses incurred in connection with their duties as directors or officers of the Corporation. Messrs. Tardio, Carlson and Dunnells were each paid $10,000 by the Corporation for their services as Unaffiliated Directors during the year ended December 31, 1993, plus traveling expenses, $1,000 per day for meetings attended and $500 per telephonic meeting in which they participated.

                                 CERTAIN TRANSACTIONS

               The Corporation has entered into an agreement (the Advisory Agreement ) with CRI Insured Mortgage Associates Adviser Limited Partnership (the Adviser ) under which the Adviser is obligated to provide administrative services for the Corporation, evaluate and negotiate voluntary dispositions of mortgage investments and conduct the Corporation's day-to-day affairs. Under the Advisory Agreement, the Adviser is entitled to receive annual fees based on amounts invested by the Corporation in mortgage investments and incentive fees based on proceeds of dispositions of certain mortgage investments by the Corporation. The Adviser and its affiliates are also entitled to reimbursement for certain expenses incurred in connection with the operation and administration of the Corporation. Pursuant to the Advisory Agreement, in 1993, the Corporation paid the Adviser annual fees of $1,234,291 and incentive fees of $256,290. CRI is the general partner of the Adviser, and Messrs. Dockser and Willoughby own a majority of the limited partnership interest in the Adviser. Messrs. Dockser and Willoughby are all of the shareholders and directors of CRI, and Messrs. Dockser, Willoughby and Cohen are executive officers of CRI.

               The Advisory Agreement may be terminated by the Corporation or the Adviser solely for cause (as defined in the Advisory Agreement). If the Corporation terminates the Advisory Agreement other than for cause or the Adviser terminates the Advisory Agreement for cause, in addition to compensation otherwise due, the Corporation will be required to pay the Adviser a fee equal to the annual fee paid or payable to the Adviser with respect to the previous fiscal year.

               CRIIMI MAE has entered into a similar agreement with the Adviser (the CRIIMI MAE Advisory Agreement ). Pursuant to the CRIIMI MAE Advisory Agreement, in 1993, CRIIMI MAE paid or accrued to the Adviser (i) mortgage selection fees of $2,416,253,
          (ii) annual fees of $1,187,626, (iii) master servicing fees of $78,868, and (iv) incentive fees of $213,972.

                            INDEPENDENT PUBLIC ACCOUNTANTS

               The directors have selected Arthur Andersen & Co. as auditors to the Corporation to examine the financial statements of the Corporation for 1993. A representative of Arthur Andersen & Co. will be present at the Meeting. This representative will have an opportunity to make a statement, and will be available to respond to questions by shareholders.

                                    OTHER MATTERS

               The Board knows of no other business which will be presented at the Meeting. If other matters properly come before the Meeting, the persons named as proxy holders will vote on them in accordance with their best judgment.

               The cost of this solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, some of the officers or agents of the Corporation and/or regular employees of CRI may solicit proxies by telephone and telegraph. The Corporation will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Shares held of record by such persons and may verify the accuracy of marked proxies by contacting record and beneficial owners of the Common Shares. The Corporation will reimburse such persons for their reasonable expenses incurred in forwarding such soliciting materials.


                                 1995 ANNUAL MEETING

               Shareholders may present proposals to be considered for inclusion in the Proxy Statement for the 1995 Annual Meeting of Shareholders provided such proposals are received by the Corporation no later than December 1, 1994.






                                         H. WILLIAM WILLOUGHBY
                                         Secretary
          March 15, 1994